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                                 EXHIBIT 10.13


                        SEPARATION AND RELEASE AGREEMENT


          This Agreement (the "Agreement") is made as of the 29th day of January, 1998 between Hexcel Corporation (the "Company"), for itself and on behalf of its direct and indirect affiliated entities, and Juergen Habermeier (the "Employee").

                                  WITNESSETH:

          WHEREAS, the Company employs Employee on the date hereof and Employee has resigned his position as the Vice Chairman of the Board of Directors of the Company effective December 31, 1997;

          WHEREAS, Employee desires to resign his employment with the Company and his officerships and/or directorships with the Company's affiliated entities;

          WHEREAS, Employee has extensive knowledge of the business and operations of the Company including its technologies, customers, markets and strategic plans; and

          WHEREAS, Employee and the Company are parties to the Agreements identified on schedule 1 hereto and any other agreements or arrangements between the Company and Employee (other than this Agreement) (the "Existing Agreements").

          NOW THEREFORE, in consideration of the mutual terms and conditions hereof, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Employee hereby agree as follows (subject, however, to the termination of this Agreement as provided in Section 16 hereof):

          1. TERMINATION OF EMPLOYMENT. (a) Effective as of January 31,1998 (the "Termination Date"), Employee hereby voluntarily and amicably resigns (i) from his employment with the Company and (ii) from all of his officerships and directorships with the Company's affiliated entities. Employee acknowledges that all files, records, electronic data, documents and notes (and all copies, if any, thereof) relating to the Consolidated Group (as defined below), whether prepared by Employee or otherwise in his possession, custody or control, together with all office or file keys and passes and


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all other property of any member of the Consolidated Group, are the exclusive property of the Consolidated Group and shall be delivered to the Company and not retained by Employee following the date hereof. The term "Consolidated Group" shall mean the Company and its direct and indirect affiliated entities.

          (b) Except as otherwise provided in Section 2 (B) hereof, the Termination Date shall be the date of termination of Employee's employment with the Company for all purposes under the Existing Agreements and Employee shall not accrue any rights or benefits thereunder after the Termination Date, nor shall his termination of employment be considered a "retirement" under any Existing Agreements.

          2. SEVERANCE BENEFITS. Subject to the terms and conditions of this Agreement, the Company shall extend the following severance benefits to Employee (the "Severance Benefits"):

               A. The Company shall pay Employee, as a discretionary payment, severance pay in an amount equal to $25,000 per calendar month commencing February 1998 for a period of twelve months (such payments being collectively referred to herein as "Cash Severance"). Cash Severance will be directly deposited in Employee's bank account (as he may designate in writing from time to time) or, if there is no such designation, mailed to Employee at his address set forth in Section 9 hereof, on a bi-weekly basis in accordance with the Company's customary payroll practices.

               B. With respect to the Option Agreement between Employee and the Company dated March 1, 1996, the Company agrees to accelerate the vesting of options that would have vested on March 1, 1998 to January 31, 1998.

                C. All PARS granted to Employee under the PARS Agreements dated March 1, 1996 and January 2, 1997, shall be deemed vested as of the Termination Date, but none of such PARS shall be converted into shares of the Company's common stock and distributed to Employee prior to the approval of this Agreement by the Company's Board of Directors or a committee thereof as provided in Section 16 hereof.

                D. Notwithstanding anything to the contrary contained in this Agreement, in the event Employee is in breach of this Agreement Employee shall not be entitled to exercise any options or receive


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any shares pursuant to PARS in excess of the number of options or PARS that are vested under the Existing Agreements on the date hereof, and the Company shall be entitled to recover from Employee any gains realized from the exercise of options or receipt of shares pursuant to PARS in excess thereof.

          3. POST-EMPLOYMENT BENEFITS. For the one-year period following the Termination Date, the Company, at its expense, will continue the group health benefits (medical, prescription, dental and vision) that Employee and/or his family were receiving immediately prior to the Termination Date. Following such one-year period, the Company shall arrange to provide Employee through COBRA with group health benefits, substantially similar to those benefits which Employee and/or his family were receiving immediately prior to the Termination Date, for such periods as required by COBRA, subject to Employee's payment to the Company or its designee of the Company's cost for such coverage to the extent permitted by COBRA. Employee agrees to notify the Company in writing promptly upon accepting employment with another employer and becoming eligible to participate in group health benefits of the new employer. All benefits and perquisites, other than those specifically mentioned in Sections 3 and 4 hereof, shall terminate effective upon the Termination Date.

          4. OTHER RIGHTS. This Agreement shall not affect Employee's vested rights (determined as of the Termination Date), if any, under any welfare benefit or pension plan, except as otherwise provided in Section 13 hereof with respect to the Executive Deferred Compensation Agreement dated March 1, 1996 ("EDCA"). Employee's entitlement to a bonus payment for 1997 shall be governed and deter mined by the terms of the Management Incentive Compensation Plan (the "Plan") (under which the Company acknowledges that Employee is entitled to 100 percent of the bonus due under the Plan), but such bonus payment will be made when the Company makes its 1997 bonus payments to other employees in the ordinary course of business. This Agreement shall not affect Employee's right to reimbursement (in accordance the Company's reimbursement policy) for reasonable business expenses incurred, and to current base salary and accrued vacation earned, on or before the Termination Date.

          5. CONTINUING OBLIGATIONS. (a) During the period commencing upon the Termination Date and ending on the first anniversary thereof, Employee
(i) shall not, without the prior written consent of the Company, employ or solicit employment of, or suggest, encourage, or at-


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tempt to influence the hiring or termination of any person employed on the date hereof by any member of the Consolidated Group, and (ii) shall not interfere with any existing or planned project or proposal of the Consolidated Group.

          (b) Employee acknowledges that the Consolidated Group's trade secrets and confidential and proprietary information, including without limitation:

               A.   Non public information concerning the Consolidated
          Group's:

                    (i) Research activities and plans;
                   (ii) Marketing or sales plans;
                  (iii) Pricing or pricing strategies;
                   (iv) Manufacturing techniques; and
                    (v) Strategic plans;

               B. Non public financial information, including information concerning revenues, profits and profit margins;

               C. Any non public "material inside information" as such phrase is used for purposes of the Securities Exchange Act of 1934, as amended;

all constitute valuable, special and unique information of the Consolidated Group. In recognition of this fact, Employee agrees that he will not disclose any such trade secrets or confidential or proprietary information (except information which becomes publicly available without violation of this Agreement), to any person or entity, for any reason or purpose whatsoever, nor shall Employee make use of any such information for the benefit of himself or any person or entity.

          6. RELEASE. (a) In consideration of the mutual covenants and agreements contained herein, Employee, for himself and on behalf of his heirs, executors, administrators and representatives, hereby irrevocably and unconditionally, knowingly and voluntarily, releases, acquits, and forever discharges each member of the Consolidated Group and their respective stockholders, officers, directors, employees, representatives, attorneys and agents, and each of their respective successors and assigns (referred to


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collectively as the "Releasees") from any and all claims and causes of action whether known to Employee or unknown, suspected or unsuspected, which exists or may have existed or may arise in any way relating to any act or omission or other matter occurring up to and including the date hereof including, without limitation, Employee's employment relationship with the Company, or the termination thereof, rights or claims which did exist or which might have been asserted pursuant to any express or implied contract of employment or any other agreement (other than the Existing Agreements listed on Schedule 1 hereto), or under any tort, federal, state, or local fair employment practice or civil rights law, any other statute, executive order, law, ordinance, or any other duty or obligation of any kind or description. For the avoidance of doubt and not in limitation of the foregoing, this release includes (i) all claims which have existed from the beginning of the world to the present and which may arise in the future out of any and all occurrences or omissions up to and including the date of this Agreement, and (ii) all claims for alleged discrimination based upon age, race, sex, religion, national origin, citizenship, or disability, and includes any claim asserted or unasserted, which could arise under Title VII of the Civil Rights Act of 1964, 42 U.S.C.
Section 1981, 42 U.S.C. Section 1983, the Connecticut Human Rights and Opportunities Act, the Age Discrimination in Employment Act of 1967, 29
U.S.C. Section 621 et seq., (individually and collectively, "ADEA"), California Fair Employment and Housing Act, the Employee Retirement Income Security Act of 1974, 29 U.S.C. Section 1001 et seq., the Americans With Disabilities Act of 1990, 42 U.S.C. Section 12101 et seq., the Older Workers Benefit Protection Act and any fair employment practice, equal employment opportunity, or employee benefit statute under any federal, state, or local law, or any judicial decision or executive order now or hereafter recognized, as well as any unsuspected and unanticipated claims, liens, injuries and damages as well as those that are known.

          (b)  Employee hereby expressly waives all rights afforded by
Section 1542 of the Civil Code of the State of California ("Section 1542"), or any statute of similar effect in any other jurisdiction in which any action might be brought. Section 1542 states as follows:

          A GENERAL RELEASE DOES NO EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE
          MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.


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Notwithstanding the provisions of Section 1542, and for the purpose of implementing a full and complete release, Employee understands and agrees that this Agreement is intended to include all claims, if any, which Employee may have that Employee does not now know or suspect to exist in Employee's favor against the Company or any Releasee, and that this Agreement extinguishes those claims.

          (c) Employee hereby irrevocably and unconditionally, knowingly and voluntarily, waives and gives up any right Employee has, had, or might have had to file a charge or commence a legal action against the Releasees with respect to the matters released in Section 6(a), to the full extent permitted by applicable law. Employee represents and warrants to the Company that prior to the date hereof he has not filed or permitted to be filed with any court, governmental or administrative agency, or arbitration tribunal, any complaint, lawsuit, charge or claim against the Releasees in respect of any such matter. Employee further agrees and covenants not to seek or be entitled to any recovery in any proceeding of any nature whatsoever in connection with such matters. Should any such proceeding be brought against the Releasees, Employee shall take all steps necessary to opt out, abandon, and disclaim interest in such proceeding. If such proceeding is brought successfully and thereby Employee becomes entitled to a monetary award, Employee shall promptly return the proceeds received by him to the payor thereof. Further, to the full extent permitted by applicable law, Employee shall not testify, assist or participate (except in response to subpoena or judicial order) in any lawsuit, administrative action, or any judicial or administrative proceeding brought against the Releasees in connection with such matters. Neither the existence nor terms of this Agreement nor any claims or allegations that were or could have been raised by Employee as of the date hereof, nor the facts and circumstances underlying such claims or allegations, shall be admissible or submitted as evidence in any litigation in any forum for any purpose other than to secure enforcement of the terms and conditions of this Agreement.

          (d) Employee acknowledges that he received a draft of this document on January 21, 1998; that he has been offered by the Company at least twenty-one days from the date he received this Agreement within which to consider its terms; that he has been advised by the Company that during such period he should consult an attorney regarding the terms of this Agreement and that if he signs before the expiration of said twenty-one days he does so of his own free will and with the full knowledge that he could


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have taken the full twenty-one days and he realizes and understands that this
Agreement applies to and covers all claims, demands, and causes of action, including those that could be asserted under ADEA against the Consolidated Group. Employee represents and warrants that he has, in fact, considered this Agreement and that he knowingly and voluntarily enters into this Agreement including, but not limited to, the releases and waivers set forth above. The terms of this Agreement shall become effective and enforceable upon the date of signing. Notwithstanding the preceding sentence, Employee shall have seven (7) days from the date of signing to revoke his consent to the release and waiver of his rights under ADEA set forth in Sections 6 (a) and (b) by written notice to be received by the Company before 5:00 P.M.
EST on the seventh day. If no such revocation occurs, Employee's release and waiver of his rights under ADEA shall become effective seven (7) days from the date of signing of this Agreement. In the event that Employee revokes his release and waiver of rights under ADEA, the Company shall have no obligation to Employee for Severance Benefits under Section 2, but all other terms, provisions and agreements contained in this Agreement shall remain in full force and effect.

          7. PURCHASE OF COMPUTER. The Company hereby grants Employee the option to purchase the IBM Notebook computer that heretofore has been provided to him by the Company, provided that (i) Employee shall pay a purchase price equal to the net book value of such computer as shown on the Company's books and records and (ii) the Company shall have completely purged all of its software and data from the computer. This option shall terminate on the 20th day following the Termination Date.

          8. VALIDITY; INJUNCTIVE RELIEF. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. Employee acknowledges and agrees that, in the event of his breach of any provision of Sections 5, 6 or 11 of this Agreement ("Basic Covenants"), the Company would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that any member of the Consolidated Group, in addition to any other remedy to which it may be entitled in law or equity, shall be entitled to an injunction to prevent breaches of any Basic Covenants and/or to compel specific performance of any Basic Covenants, and Employee will not oppose the granting of such form of relief. In addition, in the event of any breach of any Basic Covenants by Employee, the Company shall have no


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further obligations under this Agreement (other than the Company's COBRA obligations under law, if any) including, without limitation, any obligation under Section 2 hereof.

          9. NOTICE. All notices and all other communications required or permitted pursuant to this Agreement shall be in writing, and shall be deemed to have been duly given when personally delivered by courier, or by fax transmission, or when received by United States certified or registered mail, postage prepaid, addressed to the respective addresses set forth below:

If to the Company:            Hexcel Corporation
                              281 Tresser Boulevard
                              Two Stamford Plaza
                              16th Floor
                              Stamford, CT  06901-3261
                              Attn:  General Counsel
                              Fax:   203.358.3972

If to Employee:               Juergen Habermeier
                              4242 Golden Oak Court
                              Danville, CA  94506
                              Fax:   510.736.0966

The foregoing address may be changed by a party giving a notice of such change as provided in this Section 9.

          10. GOVERNING LAW; JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF CALIFORNIA WITHOUT REFERENCE TO SUCH STATE'S CONFLICT OF LAW RULES. ALL DISPUTES CONCERNING THE APPLICATION OR ENFORCEMENT OF THE AGREEMENT SHALL, IF NECESSARY, BE TRIED IN A COURT OF COMPETENT JURISDICTION IN THE STATE OF CALIFORNIA OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF CALIFORNIA. EMPLOYEE HEREBY CONSENTS TO THE PERSONAL JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA AND THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF CALIFORNIA.


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          11.  NONDISCLOSURE.  (a) Employee hereby covenants and agrees that he will not (i) except as to his personal representatives or as otherwise required by law, disclose the existence of this Agreement or the terms and conditions hereof to any other person or entity or (ii) make, or cause to be made, any statement, observation, opinion, or communication (whether oral or written) that disparages the Consolidated Group, any member thereof, or any of their respective past or present officers, directors, shareholders or employees, whether concerning his separation from employment or otherwise.

          (b) The Company hereby covenants and agrees that it will not (i) except as to its representatives or as otherwise required by law, disclose the existence of this Agreement or the terms and conditions hereof to any other person or entity or (ii) make, or cause to be made, any statement, observation, opinion, or communication (whether oral or written) that disparages Employee, whether concerning his separation from employment or otherwise.

          12. ENTIRE AGREEMENT. This Agreement sets forth the entire understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto or its agent or representative; and any prior agreement of the parties hereto in respect of the subject matter hereof is hereby terminated and cancelled. No terms, conditions, amendments or modifications hereto shall be binding unless made in writing and signed by the parties hereto.

          13. EDCA. The Company and Employee hereby terminate EDCA in its entirety, and in complete satisfaction of all Employee's or his beneficiaries' rights thereunder (whether accrued, contingent or otherwise), the Company shall make a payment to Employee of $21,072.00 simultaneously with the first monthly payment of Cash Severance to Employee.

          14. NO WAIVER. The failure of the Company or Employee to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.


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          15.  WITHHOLDING BY COMPANY.   All payments in cash or by delivery
of Shares payable to Employee pursuant to this Agreement shall be made net of all applicable withholding and payroll taxes under federal, state and local laws.

          16. TERMINATION. Employee has been advised and he hereby agrees that the obligations of the Company under this Agreement are subject to the review and approval of this Agreement by the Company's Board of Directors or a committee thereof. The Company undertakes to seek such review and approval on or before February 5, 1998. If such approval is obtained, the obligations of Employee and the Company shall thereupon become unconditional and absolute; if such approval is not obtained, then this Agreement shall automatically terminate, and be of no further force or effect, at 12:01 a.m. on February 6, 1998.

          IN WITNESS WHEREOF, the Company and Employee have executed this Agreement on the date first set forth above.

                              HEXCEL CORPORATION


                              By: ______________________


                              EMPLOYEE

                              ___________________________
                              JUERGEN HABERMEIER



Consented to:



_______________________
JUTTA HABERMEIER



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                                  SCHEDULE 1


Executive Deferred Compensation Agreement dated March 1, 1996.

PARS Agreement dated March 1, 1996

Option Agreement dated March 1, 1996

Reload Option Agreement dated March 19, 1996

Reload Option Agreement dated April 8, 1996

PARS Agreement dated January 2, 1997



Option Agreement dated January 2, 1997

PASO Agreement dated February 3, 1997 (as amended May 22, 1997)

Reload Option Agreement dated March 6, 1997





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